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                                                                      Exhibit 11

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to the Registration Statement No. 33-64170 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated March 22, 2002 and February 22, 2002, respectively, appearing in the Prospectus Supplement, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

Deloitte & Touche LLP
Boston, Massachusetts

April 25, 2002